Exhibit 10.17
TOLL BROTHERS, INC.RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Agreement (the “RSU” or “RSU Agreement”) documents the right to receive a number of shares of Common Stock at the date specified herein. This RSU relates to _____ shares of Common Stock (the “Shares”), and is granted on this [DATE] (the “Date of Grant”) to [NAME] (the “Grantee”), and is subject to all applicable terms and conditions set forth in the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (______).

1.Definitions. All capitalized terms contained in this RSU Agreement shall have the meaning set forth in the Plan unless otherwise defined herein or as may be required by the context.
2.Non-Transferability of this RSU. Grantee shall not be permitted to sell, transfer, pledge, assign or otherwise dispose of this RSU at any time. Notwithstanding the foregoing, in the event of Grantee’s death, this RSU may be transferred by will or by the laws of descent and distribution.
3.Vesting. Grantee’s rights under this RSU shall, except to the extent greater vesting is provided for under the terms of the Plan or as set forth in this RSU Agreement, become vested as follows: This RSU shall become vested with respect to 50% of the Shares on each of the first two anniversary dates of the Date of Grant on which Grantee continues service as a member of the Board. Notwithstanding the foregoing, Grantee shall become vested with respect to 100% of this RSU if:
(a)Grantee’s service as a Board member with the Company terminates due to Grantee’s death, or by reason of Grantee’s “disability” (as hereinafter defined);
(b)Grantee’s service as a Board member with the Company terminates on or after attainment of age 62 (“retirement”); or
(c)There is a Change of Control (as hereinafter defined) while Grantee is a member of the Board of the Company.
For purposes of this RSU Agreement, the term “Change of Control” has the meaning provided under the Plan without regard to Clause (i) thereof.

For purposes of this RSU Agreement, the term "disability" shall mean any condition that would qualify as a "disability" as that term is defined in the Plan, or any other condition that the Committee determines to be a medically determinable physical or mental impairment which can be expected (a) to prevent the Grantee from being able to perform his usual duties (or another job deemed appropriate by the Committee taking into account the Grantee's education, prior experience and past earnings) and (b) to last for one year or longer.

4.Dividends. Grantee shall not be entitled to any cash, securities or property that would have been paid or distributed as dividends with respect to the Shares subject to this RSU Agreement prior to the date the Shares are delivered to Grantee; provided, however, that the Company shall keep a hypothetical account in which any such items shall be recorded, and shall pay to Grantee the amount of such dividends in kind on the same date that the Shares to which such payments or distributions relate are delivered to Grantee (or forfeited).

5.Delivery of Shares.
(a)    Full Vesting. Upon full vesting of this RSU, Shares shall be delivered to Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution), on or as soon as administratively practicable after, the first to occur of the following:
(i)The date that is 30 days following the second (2nd) anniversary of the Date of Grant;
(ii)The occurrence of a Change of Control;
(iii)The date that is 30 days following the date the Grantee ceases to be a member of the Board due to Grantee’s death or disability; or
(iv)The date that is six months and one day following the date the Grantee ceases to be a member of the Board due to the Grantee’s retirement.

(b)    Partial Vesting. If Grantee ceases being a member of the Board due to voluntary or involuntary termination prior to Grantee’s rights under this RSU Agreement becoming fully vested, then Shares to the extent vested shall be delivered to Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution), on or as soon as administratively practicable after, 30 days following Grantee’s last day as a member of the Board, provided, however, that delivery of such Shares by reason of Grantee’s ceasing to be a member of the Board shall be delayed until the six (6) month anniversary of the date of Grantee’s ceasing to be a member of the Board to the extent necessary to comply with Code Section 409A(a)(B)(i), and the determination of whether or not Grantee has ceased to be a member of the Board shall be made by the Committee consistent with the definition of “separation from service” (as that phrase is used for purposes of Code Section 409A, and as set forth in Treasury Regulation Section 1.409A-1(h)).
The Company shall, without payment from Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the Shares (i) deliver to Grantee (or such other person) a certificate for the Shares being delivered or (ii) if consented to by Grantee (or such other person), deliver electronically to an account designated by Grantee (or such other person) the Shares being delivered, in either case without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, consistent with the terms of the Plan. The Company may condition delivery of the Shares upon the prior receipt from Grantee (or such other person) of any undertakings which it may determine are required to assure that the Shares being delivered are being issued in compliance with federal and state securities laws. The right to any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the date the Share would otherwise have been delivered, as determined by the Committee. Notwithstanding anything to the contrary herein, in the event of a Change of Control, the Grantee shall receive, at the time that delivery of the Shares is provided for hereunder, the Shares and/or such other property or other consideration as is appropriate so that the Grantee receives, as of such date of delivery, whatever the Grantee would have received had the Grantee held the Shares at the time of the Change of Control

6.Rights of Grantee. Grantee shall have none of the rights of a shareholder at any time prior to the delivery of the Shares subject to this RSU Agreement, except as expressly set forth in the Plan or herein.

7.Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel, at the Company’s main offices. All notices under this Agreement shall be deemed to have been given when hand delivered or mailed, first class postage prepaid, and shall be irrevocable once given.
8.Securities Laws. The Committee may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.
9.Amendment to RSU Agreement; Acceleration. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to amend or modify the terms and conditions set forth in this RSU Agreement if the Committee determines, at its discretion, that any such amendment or modification is necessary or appropriate; provided, however, that the terms of this RSU Agreement may not be changed in a manner that is unfavorable to Grantee without Grantee’s consent. The Committee shall have the authority to accelerate vesting in its own discretion in amounts and under circumstances where the Committee deems it equitable to do so and on conditions reasonably imposed by the Committee.
10.Miscellaneous.
(a)    Grantee acknowledges receipt of a copy of the Plan prospectus, included in which is a summary of the terms of the Plan. The summary contained therein is qualified in its entirety by reference to the terms of the Plan, copies of which are available with the Company’s public filings with the United States Securities and Exchange Commission at www.sec.gov or by oral or written request directed to the Company. Grantee represents that Grantee is familiar with the terms and provisions of the Plan, and hereby accepts this RSU, subject to all of the terms and provisions thereof. Grantee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

(b)    The validity, performance, construction and effect of this RSU shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
IN WITNESS WHEREOF, the Company has granted this Award Agreement as of the day and year first above written.

TOLL BROTHERS, INC.

By:_____________________

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